Exhibit 99.4

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Condensed Balance Sheets

	March 31, 2013 (unaudited)	December 31, 2012

Assets

Current Assets
Cash and cash equivalents	$40,836	$11,028
Accounts receivable, net	5,904,331	5,432,401
Inventories, net	3,037,356	2,809,685
Prepaid expenses	234,729	313,193

Total Current Assets	9,217,252	8,566,307

Property and Equipment
Land	86,949	86,949
Buildings	3,682,006	3,682,006
Machinery, furniture and equipment	3,671,575	3,564,948
Construction in progress	209,718	208,069
	7,650,248	7,541,972

Less: accumulated depreciation and amortization	2,794,905	2,662,799

Total Property and Equipment, net	4,855,343	4,879,173

Other Assets
Intangible assets, net	72,500	85,000
Deferred loan costs, net	195,561	217,290

Total Other Assets	268,061	302,290

Total Assets	$14,340,656	$13,747,770

The accompanying notes are an integral part of these condensed financial statements.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Condensed Balance Sheets

	March 31, 2013 (unaudited)	December 31, 2012

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$2,093,546	$1,993,567
Accrued expenses	599,533	555,656
Returned goods reserve	376,066	410,992
Deferred revenue	170,068	314,794
Borrowings under line of credit	4,437,102	4,065,307
Current liabilities, discontinued operation	367,361	370,766

Total Current Liabilities	8,043,676	7,711,082

Commitments and Contingencies (Note 9)

Redeemable Convertible Preferred Stock
10% Convertible Preferred Stock, Series A, $0.10 par value, stated value of $100 per share; 108,494 shares authorized, 102,774 shares issued and outstanding including cumulative dividends of $2,497,917 and $2,186,326 at March 31, 2013 and December 31, 2012, respectively	11,890,717	11,579,126
10% Convertible Preferred Stock, Series B, $0.10 par value, stated value of $110 per share; 118,915 shares authorized, 78,491 shares issued and outstanding including cumulative dividends of $2,098,502 and $1,836,734 at March 31, 2013 and December 31, 2012, respectively	10,821,850	10,560,082
12% Convertible Preferred Stock, Series C, $0.10 par value, stated value of $110 per share; 37,956 shares authorized, 34,810 shares issued and outstanding including cumulative dividends of $1,139,177 and $994,471 at March 31, 2013 and December 31, 2012, respectively	4,959,441	4,814,735
10% Convertible Preferred Stock, Series D, $0.10 par value, stated value of $30 per share; 3,400,000 shares authorized, 2,375,312 shares issued and outstanding including cumulative dividends of $6,070,964 and $4,184,858 at March 31, 2013 and December 31, 2012, respectively	23,683,346	21,797,240
Total Redeemable Convertible Preferred Stock	51,355,354	48,751,183

Stockholders’ Deficit
Common Stock, $0.10 par value, 3,700,000 shares authorized; 23,613 shares issued and outstanding at March 31, 2013 and December 31, 2012	2,361	2,361
Additional paid-in capital	1,081,477	1,081,477
Accumulated deficit	(46,142,212)	(43,798,333)

Total Stockholders’ Deficit	(45,058,374)	(42,714,495)

Total Liabilities and Stockholders’ Deficit	$14,340,656	$13,747,770

The accompanying notes are an integral part of these condensed financial statements.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Unaudited Condensed Statements of Operations

For the Three-Month Periods Ended March 31,	2013	2012

Net Revenues	$5,561,909	$4,826,803

Operating Expenses
Cost of sales (excluding depreciation and amortization)	2,338,536	1,851,682
Salaries and benefits	1,253,690	1,095,903
Freight	69,996	74,121
Research and development	296,380	278,200
Selling, general and administrative	1,055,982	790,893
Depreciation and amortization	144,607	140,639

Total Operating Expenses	5,159,191	4,231,438

Operating Income from Continuing Operations	402,718	595,365

Other Expense
Interest expense	(92,426)	(656,911)
Other expense	(50,000)	(49,400)

Total Other Expenses	(142,426)	(706,311)

Net Income/(Loss) from Continuing Operations Before Income Tax Benefit	260,292	(110,946)

Income tax benefit	—	40,380

Net Income/(Loss) from Continuing Operations	260,292	(70,566)

Discontinued Operation
Gain on discontinued operation, net of tax	—	61,257

Net Income/(Loss)	$260,292	$(9,309)

Computation of Income/(Loss) from Continuing Operations Attributable to Common Stockholders:
Net income/(loss) from continuing operations	$260,292	$(70,566)
Preferred stock dividends	(2,604,171)	(659,931)
Loss from Continuing Operations Attributable to Common Stockholders	$(2,343,879)	$(730,497)

Basic and Diluted Loss Per Share:
Continuing operations	$(0.98)	$(647.03)
Discontinued operation	—	54.26
Basic and Diluted Loss Per Share	$(0.98)	$(592.77)

Basic and Diluted Weighted-Average Shares Outstanding	2,398,926	1,129

The accompanying notes are an integral part of these condensed financial statements.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Unaudited Condensed Statement of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit

For the Three-Month Period Ended March 31, 2013

	Redeemable Convertible Preferred Stock				Stockholders’ Deficit
	10% Convertible	10% Convertible	12% Convertible	10% Convertible
	Preferred	Preferred	Preferred	Preferred	Common	Additional	Loan Receivable	Accumulated
	Stock, Series A	Stock, Series B	Stock, Series C	Stock, Series D	Stock	Paid-in Capital	from Stockholder	Deficit	Total

Balance, January 1, 2013	$11,579,126	$10,560,082	$4,814,735	$21,797,240	$2,361	$1,081,477	$—	$(43,798,333)	$(42,714,495)

Preferred stock dividends	311,591	261,768	144,706	1,886,106	—	—	—	(2,604,171)	(2,604,171)

Net income	—	—	—	—	—	—	—	260,292	260,292

Balance, March 31, 2013	$11,890,717	$10,821,850	$4,959,441	$23,683,346	$2,361	$1,081,477	$—	$(46,142,212)	$(45,058,374)

The accompanying notes are an integral part of these condensed financial statements.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Unaudited Condensed Statements of Cash Flows

For the Three-Month Periods Ended March 31,	2013	2012

Cash Flows From Operating Activities
Net income/(loss) from continuing operations	$260,292	$(70,566)
Adjustments to reconcile net income/(loss) to net cash and cash equivalents used in operating activities:
Depreciation and amortization	144,607	140,639
Non-cash interest relating to convertible debt and loan cost amortization	21,729	590,661
Changes in operating assets and liabilities:
Accounts receivable	(471,930)	494,803
Inventories	(227,671)	3,726
Prepaid expenses	78,464	65,085
Accounts payable	99,979	(73,605)
Accrued expenses, returned goods reserve and deferred revenue	(135,774)	52,575

Net Cash and Cash Equivalents (Used in)/Provided by Continuing Operations	(230,304)	1,203,318
Net Cash Used in Discontinued Operation	(3,405)	(39,171)

Net Cash and Cash Equivalents (Used in)/Provided by Operating Activities	(233,709)	1,164,147

Cash Flows From Investing Activities
Acquisition of property and equipment, net of disposals	(108,278)	(14,078)

Net Cash and Cash Equivalents Used in Investing Activities	(108,278)	(14,078)

Cash Flows From Financing Activities
Borrowings under line of credit, net	371,795	(1,000,069)

Net Cash and Cash Equivalents Provided by/(Used in) Continuing Operations	371,795	(1,000,069)
Net Cash Used in Discontinued Operation	—	(150,000)

Net Cash and Cash Equivalents Provided by/(Used in) Financing Activities	371,795	(1,150,069)

Change in Cash and Cash Equivalents	29,808	—

Cash and cash equivalents, beginning of period	11,028	—

Cash and cash equivalents, end of period	$40,836	$—

Supplemental disclosure for cash flow information:
Cash paid for interest	$70,697	$66,249
Supplemental non-cash investing and financing activities:
Preferred stock dividends	$2,604,171	$659,931

The accompanying notes are an integral part of these condensed financial statements.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

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ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

1.              DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES

Overview

ANIP Acquisition Company, d/b/a ANI Pharmaceuticals, Inc. (the “Company”) is a specialty pharmaceutical company, developing and marketing generic and branded prescription products. In two facilities located in Baudette, Minnesota, with combined manufacturing, packaging and laboratory capacity totaling 173,000 sq. ft., the Company manufactures oral solid dose products, as well as liquids and topicals, including those that must be manufactured in a fully contained environment due to their potency and/or toxicity. The Company also performs contract manufacturing for other pharmaceutical companies.

The Company’s operations are subject to certain risks and uncertainties including, among others, current and potential competitors with greater resources, dependence on significant customers, lack of operating history and uncertainty of future profitability and possible fluctuations in financial results. The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities in the ordinary course of business. The propriety of using the going-concern basis is dependent upon, among other things, the achievement of future profitable operations, the ability to generate sufficient cash from operations, and potential other funding sources, including cash on hand, to meet the Company’s obligations as they become due. Management believes the going-concern basis is appropriate for the accompanying unaudited condensed financial statements based on its current operating plan through March 31, 2014.

In June 2013, pursuant to a merger agreement with BioSante Pharmaceuticals, Inc. (“BioSante”), a subsidiary of BioSante merged into the Company in an all-stock transaction (Note 11).

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

1.              DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES — cont’d.

Basis of Accounting

The accompanying unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, the accompanying unaudited interim condensed financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly the Company’s financial position, results of operations and cash flows. The condensed balance sheet at December 31, 2012, has been derived from audited financial statements of that date. The interim results of operations are not necessarily indicative of the results that may occur for the full fiscal year. Certain information and footnote disclosure normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to instructions, rules and regulations prescribed by the Securities and Exchange Commission. The Company believes that the disclosures provided herein are adequate to make the information presented not misleading when these condensed financial statements are read in conjunction with the audited financial statements and notes previously distributed.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. In the accompanying unaudited condensed financial statements, estimates are used for, but not limited to, stock-based compensation, allowance for doubtful accounts, accruals for chargebacks, returns and other allowances, allowance for inventory obsolescence, derivative liabilities, contingencies, litigation, and the depreciable lives of fixed assets. Actual results could differ from those estimates.

Credit Concentration

The Company’s customers are primarily pharmaceutical companies, wholesale distributors, chain drug stores, and group purchasing organizations.

During the three months ended March 31, 2013, three customers represented approximately 26%, 17%, and 14% of net revenues, respectively. As of March 31, 2013, accounts receivable from these customers totaled $4,320,829. During the three months ended March 31, 2012, three customers represented approximately 35%, 24%, and 12% of net revenues, respectively.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

1.              DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES — cont’d.

Vendor Concentration

During the three months ended March 31, 2013, the Company purchased approximately 41% of total costs of goods sold from three suppliers. As of March 31, 2013, amounts payable to these suppliers totaled $278,344. During the three months ended March 31, 2012, the Company purchased approximately 48% of total costs of goods sold from three suppliers.

Revenue Recognition

Revenue is recognized for product sales upon passing of risk and title to the customer, when estimates of discounts, rebates, promotional adjustments, price adjustments, returns, chargebacks, and other potential adjustments are reasonably determinable, collection is reasonably assured, and the Company has no further performance obligations. These estimates reduce gross revenues to net revenues in the accompanying unaudited condensed statements of operations, and are presented as current liabilities or reductions in accounts receivable in the accompanying unaudited condensed balance sheets.

Accounts Receivable

The Company extends credit to customers on an unsecured basis. The Company utilizes the allowance method to provide for doubtful accounts based on management’s evaluation of the collectability of accounts receivable. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. The Company determines trade receivables to be delinquent when greater than 30 days past due. Receivables are written off when it is determined that amounts are uncollectible. The Company determined that no allowance for doubtful accounts was necessary as of March 31, 2013 and December 31, 2012.

Accruals for Chargebacks, Returns and Other Allowances

The Company’s generic and branded product revenues are typically subject to agreements with customers allowing chargebacks, product returns, administrative fees, and other rebates and prompt payment discounts. The Company accrues for these items at the time of sale and continually monitors and re-evaluates the accruals as additional information becomes available. The Company makes adjustments to the accruals at the end of each reporting period, to reflect any such updates to the relevant facts and circumstances.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

1.              DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES — cont’d.

Accruals for Chargebacks, Returns and Other Allowances — cont’d.

The following table summarizes activity in the balance sheet for accruals and allowances for the three months ended March 31, 2013 and 2012, respectively:

	Chargebacks	Returns	Administrative Fees and Other Rebates	Prompt Payment Discounts
Balance at January 1, 2013	$5,661,974	$410,992	$230,575	$241,840
Accruals/Adjustments	5,579,039	120,133	559,339	199,153
Credits Taken Against Reserve	(7,902,980)	(155,059)	(515,618)	(243,636)
Balance at March 31, 2013	$3,338,033	$376,066	$274,296	$197,357

	Chargebacks	Returns	Administrative Fees and Other Rebates	Prompt Payment Discounts
Balance at January 1, 2012	$3,680,838	$252,045	$238,195	$166,439
Accruals/Adjustments	4,002,643	155,875	222,965	135,685
Credits Taken Against Reserve	(4,585,133)	(94,399)	(59,206)	(126,202)
Balance at March 31, 2012	$3,098,348	$313,521	$401,954	$175,922

Inventories

Inventories are stated at the lower of cost or net realizable value.  The Company values inventory at standard cost. The Company reviews and adjusts standard costs periodically and its inventory, as valued, approximates weighted average cost.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for repairs and maintenance are charged to expense as incurred.  Depreciation is recorded on a straight-line basis over estimated useful lives as follows:

Buildings and improvements	20-40 years
Machinery, furniture and equipment	3-10 years

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

1.              DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES — cont’d.

Property and Equipment — cont’d.

Construction in progress includes the cost of construction and other direct costs attributable to the construction, along with capitalized interest, if any.  Depreciation is not recorded on construction in progress until such time as the assets are placed in service.  During the three months ended March 31, 2013 and the year ended December 31, 2012, there was no material interest capitalized into construction in progress.

Depreciation expense for the three-month periods ended March 31, 2013 and 2012 totaled $132,107 and $128,139, respectively.

The Company accounts for the valuation of long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment.  ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.  Assets to be disposed are reportable at the lower of the carrying amount or fair value, less costs to sell.  Management determined that no assets were impaired and no assets were held for disposal as of March 31, 2013 and December 31, 2012.

Income Taxes

Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.  The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company evaluates and accounts for uncertain income tax positions in accordance with ASC 740, Income Taxes.  ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return, as well as guidance on derecognition, classification, interest and penalties and financial statement reporting disclosures.  For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  In accordance with ASC 740, the Company began accounting for uncertain income tax positions during the year ended December 31, 2009.  The Company did not identify any uncertain income tax positions that could have a material impact to the financial statements. The Company is subject to taxation in various jurisdictions and remains subject to examination by taxing jurisdictions for the years 2004 and all subsequent periods due to the availability of net operating loss carryforwards.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

1.              DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES — cont’d.

Income Taxes — cont’d.

The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense.  The Company did not have any amounts accrued relating to interest and penalties as of March 31, 2013 and December 31, 2012.

The Company considers potential tax effects resulting from discontinued operations and records intra-period tax allocations, when those effects are deemed material.

Income (Loss) per Share

Basic income (loss) per share is calculated by dividing net income (loss) less preferred stock dividends by the weighted-average number of shares of common stock and participating securities outstanding during the period.  For periods of net income, and when the effects are dilutive, diluted earnings per share is computed by dividing net income (as adjusted for interest expense on convertible debt, if outstanding) by the weighted-average number of shares of common stock and participating securities outstanding plus the number of shares that would be outstanding if warrants were exercised for common shares or preferred stock convertible into common shares, using the treasury method.  Diluted loss per share is calculated similarly to basic loss per share because the impact of all dilutive potential common shares is anti-dilutive due to the net losses; accordingly, diluted loss per share is the same as basic loss per share.

The Company has determined that Series D Preferred Stock is a participating security under ASC 260, Earnings Per Share.  Under ASC 260, a security is considered a participating security if the security may participate in undistributed earnings with common stock, regardless of whether the participation is conditioned upon the occurrence of a specified event.  In accordance with ASC 260, a company is required to use the two-class method in computing EPS when it has a security that qualifies as a “participating security.”  The two-class method is an earnings allocation formula that determines EPS for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.  Participating securities are included in the computation of basic EPS using the two-class method. Holders of the Series D Preferred Stock are entitled to share, on an as-converted basis, in distributions to holders of common stock.  Therefore shares of Series D Preferred Stock are included in the computation of basic EPS.

The number of anti-dilutive shares, consisting of common stock options, warrants exercisable for common stock, warrants exercisable for preferred stock, convertible debt, and convertible preferred stock which have been excluded from the computation of diluted loss per share for the three-month periods ended March 31, 2013 and 2012, were 233,541 and 2,421,007, respectively.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

1.              DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES — cont’d.

Redeemable Preferred Stock

The carrying value of the Company’s redeemable convertible preferred stock is increased by the accretion of any related discounts and accrued but unpaid dividends so that the carrying amount will equal the redemption amount at the dates the stock becomes redeemable. The Company’s Series A, B, C and D preferred stock is redeemable at the option of the holders, subject to certain additional requirements.

Recent Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board (“FASB”) issued ASU 2011-05, Presentation of Comprehensive Income, an amendment to ASC Topic 220, Comprehensive Income. The update gives companies the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments in the update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The ASU is effective for the Company for fiscal years, and interim periods within those years, beginning after December 15, 2011. In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update stated that the specific requirement to present items that are reclassified from other comprehensive income to net income alongside their respective components of net income and other comprehensive income will be deferred.  In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. This update requires companies to present the effects on the line items of net income of significant reclassifications out of accumulated other comprehensive income if the amount being reclassified is required under US GAAP to be reclassified in its entirety to net income in the same reporting period. ASU 2013-02 is effective prospectively for the Company for fiscal years, and interim periods within those years, beginning after December 15, 2012. A separate statement of comprehensive income (loss) is not included in the accompanying unaudited condensed financial statements because the Company does not have any comprehensive income (loss) items for the three-month periods ended March 31, 2013 and 2012.

Subsequent Events

The Company performed an evaluation of subsequent events through June 27, 2013, the date the accompanying unaudited condensed financial statements were available to be issued, and did not identify any material events that warrant disclosure, except as disclosed in Note 11.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

2.              ACCOUNTS RECEIVABLE

Accounts receivable consist of the following as of:

	March 31, 2013	December 31, 2012
Accounts receivable, gross	$9,704,017	$11,556,510
Adjustments for chargebacks and other allowances	(3,799,686)	(6,124,109)
Accounts receivable, net	$5,904,331	$5,432,401

3.              INVENTORIES

Inventories consist of the following as of:

	March 31, 2013	December 31, 2012
Raw materials	$1,109,997	$974,967
Packaging materials	650,453	584,654
Work-in-progress	452,761	374,257
Finished goods	846,857	890,683
	3,060,068	2,824,561
Reserve for excess/obsolete inventories	(22,712)	(14,876)
Inventories, net	$3,037,356	$2,809,685

4.              INTANGIBLE ASSETS

Intangible assets consist of the exclusive rights, including all of the applicable technical data and other relevant information, to produce certain pharmaceutical products which the Company acquired from various companies during the year ended December 31, 2011.  The purchase prices totaled $160,000 and are being amortized, upon product commercialization, on a straight-line basis over the estimated useful life of the products of three years. Amortization expense for the three-month periods ended March 31, 2013 and 2012 totaled $12,500 and $12,500, respectively.

Expected future amortization expense is as follows:

2013	$12,500	(remainder of year)
2014	6,667
2015	20,000
2016	20,000
2017 and thereafter	13,333
Total	$72,500

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

5.     DISCONTINUED OPERATION

On September 17, 2010, the Company sold its operation in Gulfport, Mississippi to a third-party.  The decision to sell the Gulfport operation was based on its historical underperformance and recurring losses and the anticipated need for continued financing from outside sources to maintain ongoing operations.

As of March 31, 2013 and December 31, 2012, total net liabilities associated with discontinued operations were $367,361 and $370,766, respectively, and consisted of balances due to various vendors of the discontinued operation.  These liabilities have been segregated from continuing operations in the accompanying unaudited condensed balance sheets.

The gains on the discontinued operation totaled $0 and $61,257, net of tax expense, for the three-month periods ended March 31, 2013 and 2012, respectively and have been segregated from continuing operations in the accompanying unaudited condensed statements of operations.  During the three months ended March 31, 2012, the gain on discontinued operation consisted of various vendor settlements.

6.     LINE OF CREDIT

Prior to June 2012, the Company had borrowings under a line of credit agreement with a commercial lender.  Under the terms of a forbearance agreement, amended in October 2011, the Company could borrow an amount equal to the lesser of the borrowing base, as defined, or $3.5 million. Interest accrued at an annual rate of the Base Rate, as defined, plus 6.0%.  In addition, a usage fee equal to 0.75% per annum of the unused facility and a management fee equal to $9,000 per annum were assessed monthly.  The line of credit was secured by substantially all of the Company’s assets.  The line of credit and amended forbearance agreement expired in June 2012 and all amounts borrowed were repaid in full at that time.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

6.     LINE OF CREDIT — cont’d.

In June 2012, the Company entered into a new revolver loan agreement with a commercial bank in the amount of $5,000,000.  The revolver loan agreement bears interest daily at the greater of (i) LIBOR plus 5%, or (ii) 6%, and is secured by substantially all of the Company’s assets.  In addition, a usage fee equal to 0.375% per annum of the unused facility and a management fee equal to $18,000 per annum are assessed monthly.  Under the agreement, the Company was required to maintain a minimum fixed charge coverage ratio of 1.1 to 1.0, calculated by dividing (a) (i) earnings before interest, taxes, depreciation and amortization (EBITDA) less (ii) unfinanced capital expenditures, by the sum of cash paid for (b) (i) interest and (ii) monitoring and advisory fees (Note 9).  Also, the Company was required to generate at least $800,000 in EBITDA measured on a trailing four-quarter basis.  Restrictive covenants applied to, among other things, research and development expenditures, additional liens, mergers or consolidations, and sales of assets. The Company was not in compliance with certain covenants as of December 31, 2012.  The Company subsequently obtained a waiver from its lender, the loan covenants were revised, and the revolver loan limit was increased to $6.0 million (Note 11).  Beginning in 2013, the Company must maintain a minimum fixed charge coverage ratio of 1.1 to 1.0.  Also beginning in 2013, the Company must generate at least $225,000 in EBITDA during the three-month period ending March 31, 2013, $450,000 in EBITDA during the six month period ending June 30, 2013, $675,000 in EBITDA during the nine month period ending September 30, 2013, and $900,000 in EBITDA for the year ended December 31, 2013 and for every quarterly period thereafter measured on a trailing four-quarter basis.  Restrictive covenants apply to, among other things, additional liens, mergers or consolidations, and sales of assets.  In the event of early termination, the Company must pay a prepayment fee of $180,000 if termination occurs in the first year, $120,000 if termination occurs in the second year and $60,000 if termination occurs after the second year but prior to the last day of the term.  As of March 31, 2013, $4,437,102 was outstanding on the revolver, at an effective interest rate of 6.0%.  As of December 31, 2012, $4,065,307 was outstanding on the revolver, at an effective interest rate of 6.0%.  The Company was in compliance with all covenants as of March 31, 2013.  The revolver loan agreement expires in June 2015.

7.     STOCK-BASED COMPENSATION

In 2005, the Company adopted the ANIP Acquisition Company 2005 Stock Option Plan (the “Plan”). In 2007, the Board of Directors of the Company amended the Plan and increased the maximum number of shares issuable to 312,750.  As of March 31, 2013 and December 31, 2012, the Company had granted no options and had no shares available for future grants due to the termination of the Plan.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

8.              INCOME TAXES

The Company has no current tax provision due to its current and accumulated losses, which result in net operating loss carryforwards.  At March 31, 2013, the Company had approximately $31 million in net operating loss carryforwards, which begin to expire in 2024.  The utilization of the net operating loss carryforwards may be limited in future years as prescribed by Section 382 of the US Internal Revenue Code.  Based upon the historical losses and uncertainty of future taxable income, management has established a 100% valuation allowance as of March 31, 2013 and December 31, 2012.

9.              COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases equipment under operating leases that expire in May 2017. Future minimum lease payments due under these leases total $36,744 as of March 31, 2013.

Rent expense for the three months ended March 31, 2013 and 2012 totaled $4,575 and $4,457, respectively.

Monitoring and Advisory Fees

The Company was required to pay monitoring and advisory fees to two investors totaling $200,000 per annum.  A total of $50,000 is included in other expense in the accompanying unaudited condensed statements of operations for each of the three-month periods ended March 31, 2013 and 2012, respectively.  These fees were paid quarterly in advance on the first business day of each calendar quarter.  Upon closing of the merger with BioSante, the Company’s obligation to pay monitoring and advisory fees was terminated (Note 11).

Government Regulation

The Company’s products and facilities are subject to regulation by a number of federal and state governmental agencies. The Food and Drug Administration (“FDA”), in particular, maintains oversight of the formulation, manufacture, distribution, packaging and labeling of all of the Company’s products. The Drug Enforcement Administration (“DEA”) maintains oversight over the Company’s products that are considered controlled substances.

Unapproved Products

Certain of the Company’s generic products are marketed without approved New Drug Applications (“NDA”) or Abbreviated New Drug Applications (“ANDA”).  During the three-month periods ended March 31, 2013 and 2012, net revenues for these products totaled $1,521,330 and $1,125,549, respectively.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

9.              COMMITMENTS AND CONTINGENCIES — cont’d.

Unapproved Products — cont’d.

The FDA’s policy with respect to the continued marketing of unapproved products is stated in the FDA’s September 2011 compliance policy guide, Marketed New Drugs without Approved NDAs or ANDAs. Under this policy, the FDA has stated that it will follow a risk-based approach with regard to enforcement against such unapproved products. The FDA evaluates whether to initiate enforcement action on a case-by-case basis, but gives higher priority to enforcement action against products in certain categories, such as those marketed as unapproved drugs with potential safety risks or that lack evidence of effectiveness. The Company believes that so long as it complies with applicable manufacturing and labeling standards, it will be in compliance with the FDA’s current enforcement policy. There can be no assurance, however, that the FDA will continue this policy or not take a contrary position with any individual product or group of products. If the FDA were to take a contrary position, the Company may be required to seek FDA approval for these products or withdraw such products from the market.

In addition, one group of products that the Company manufactures on behalf of a contract customer is marketed by that customer without an FDA-approved NDA.  If the FDA took enforcement action against such customer, the customer may be required to seek FDA approval for the group of products or withdraw them from the market.  The Company’s contract manufacturing revenues for the group of unapproved products for the three-month periods ended March 31, 2013 and 2012 was $464,424 and $243,490, respectively.

The Company received royalties on the net sales of a group of contract-manufactured products, which are marketed by the contract customer without an FDA-approved NDA.  If the FDA took enforcement action against such customer, the customer may be required to seek FDA approval for the group of products or withdraw them from the market.  The Company’s royalties on the net sales of these unapproved products for the three-month periods ended March 31, 2013 and 2012 was $79,673 and $69,372, respectively.

In October 2012, ANI received a telephone call requesting a meeting with the FDA representatives from the Minneapolis district of the FDA to discuss continued manufacturing and distribution of the Opium 10mg/mL Solution 118mL product, which is a Non-NDA Product. That meeting was held on October 25, 2012 by conference telephone call and included FDA representatives from the Office of Compliance at the Center for Drug Evaluation and Research.  Counsel to ANI sent a letter to the FDA on November 9, 2012 in support of ANI’s position.  Although the FDA confirmed receipt of this letter, ANI has received no further response thereto.  If the FDA were to make a determination that ANI could not continue to sell Opium Tincture as an unapproved product, ANI would be required to seek FDA approval for such product or withdraw such product from the market.  If ANI determined to withdraw the product from the market, ANI’s net revenues for generic pharmaceutical products would decline materially, and if ANI decided to seek FDA approval, it would face increased expenses and might need to suspend sales of the product until such approval is obtained, and there are no assurances that ANI would receive such approval.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

9.              COMMITMENTS AND CONTINGENCIES — cont’d.

Other Commitments and Contingencies

All manufacturers of the drug Reglan® and its generic equivalent metoclopramide, including the Company, are facing allegations from plaintiffs in various states claiming bodily injuries as a result of ingestion of metoclopramide or its brand name Reglan® prior to the FDA’s February 2009 Black Box warning requirement.  The Company has been named and served in 84 separate complaints, including three in Pennsylvania, nine in New Jersey, and 72 in California, covering 2,930 plaintiffs in total.  In August 2012, the Company was dismissed with prejudice from all New Jersey cases.  Management considers the Company’s exposure to this litigation to be limited due to several factors: (1) the only generic metoclopramide manufactured by the Company prior to the implementation of the FDA’s warning requirement was an oral solution introduced after May 28, 2008; (2) the Company’s market share for the oral solution was a very small portion of the overall metoclopramide market; and (3) once the Company received a request for change of labeling from the FDA, it submitted its proposed changes within 30 days, and such changes were subsequently approved by the FDA.  At the present time, Company management is unable to assess the likely outcome of the remaining cases.  The Company’s insurance company has assumed the defense of this matter.  In addition, the Company’s insurance company renewed the Company’s product liability insurance on September 1, 2011 and 2012 with absolute exclusions for claims related to Reglan® and metoclopramide.  The Company cannot provide assurances that the outcome of these matters will not have an adverse effect on its business, results of operations, financial condition and cash flow.  Furthermore, like all pharmaceutical manufacturers, the Company in the future may be exposed to other product liability claims, which could harm its business, results of operations, financial condition and cash flow.

10.  FAIR VALUE DISCLOSURES

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. US GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value.

The inputs used in measuring the fair value of cash and cash equivalents are considered to be level 1 in accordance with the three-tier fair value hierarchy.  The fair market values are based on period-end statements supplied by the various banks and brokers that held the majority of the Company’s funds.  The fair value of short-term financial instruments (primarily accounts receivable, prepaid expenses, accounts payable, accrued expenses, borrowings under line of credit, notes payable, and other current liabilities) approximate their carrying values because of their short-term nature.

ANIP ACQUISITION COMPANY

d/b/a ANI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three-Month Periods Ended March 31, 2013 and 2012

10.  FAIR VALUE DISCLOSURES — cont’d.

The Company’s stock purchase warrants are classified as derivative liabilities and are measured at fair value using level 3 inputs.  The fair value of stock purchase warrants is determined using a two-step process which includes valuing the Company’s equity using both market and discounted cash flow methods, and then apportioning that value, using an equity allocation model, to each of the Company’s classes of stock.  These models require the use of unobservable inputs such as fair value of the Company’s common and preferred stock, expected term, anticipated volatility, future interest and interest rates, expected cash flows and the number of outstanding common and preferred shares as of a future date.  The Company determined that the fair value of the derivative liabilities, and the changes in such fair value, was immaterial as of and for the three-month periods ended March 31, 2013 and 2012.  The Company has no other financial assets and liabilities that are measured at fair value.  The Company has no nonfinancial assets or liabilities that are measured at fair value.

11.  SUBSEQUENT EVENTS

Merger with BioSante

In June 2013, a subsidiary of BioSante merged into the Company in an all-stock transaction.  BioSante issued to Company stockholders shares of BioSante common stock such that the former Company stockholders own 57 percent of the combined company’s shares outstanding, and the former BioSante stockholders own 43 percent.  In addition, immediately prior to the merger, BioSante distributed to its then current stockholders contingent value rights (CVR) providing payment rights arising from a future sale, transfer, license or similar transaction(s) involving BioSante’s LibiGel® (female testosterone gel).  The combined company is operating under the leadership of the Company’s management team and will be renamed ANI Pharmaceuticals, Inc.  The board of directors of the combined company is comprised of two directors from BioSante and five Company directors.

Transaction Bonus Agreements

In September 2012, the Company entered into Transaction Bonus Agreements (“Bonus Agreements”) with certain management employees.  Under the terms of the Bonus Agreements, the Company made bonus payments to those management employees upon the closing of the merger with BioSante.

Monitoring and Advisory Fees

The Company was required to pay monitoring and advisory fees to two investors totaling $200,000 per annum (Note 9).  Upon closing of the merger with BioSante, the Company’s obligation to pay monitoring and advisory fees was terminated.

Amendment to Revolving Line of Credit

The Company was not in compliance with certain covenants under its revolver loan agreement as of December 31, 2012.  The Company subsequently obtained a waiver from its lender, the loan covenants were revised, and the revolver loan limit was increased to $6.0 million (Note 6).